Exhibit 99.5

Schedule II

PENSKE AUTOMOTIVE GROUP, INC.

VALUATION AND QUALIFYING ACCOUNTS

Description	Balance at Beginning of Year	Additions	Deductions, Recoveries, & Other	Balance at End of Year
	(In thousands)
Year Ended December 31, 2011
Allowance for doubtful accounts	$1,808	$1,044	$(693)	$2,159
Tax valuation allowance	7,335	8,831	(4,327)	11,839
Year Ended December 31, 2010
Allowance for doubtful accounts	$1,639	$924	$(755)	$1,808
Tax valuation allowance	6,073	3,213	(1,951)	7,335
Year Ended December 31, 2009
Allowance for doubtful accounts	$2,081	$1,216	$(1,658)	$1,639
Tax valuation allowance	3,378	3,649	(954)	6,073

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